Exhibit 10.13
September 6, 2006
Mr. Kevin Stroup
Stoneberg, Giles and Stroup, PA
300 O’Connell Street
Marshall, Minnesota 56258-2638

RE:	Contract Amendment
Buffalo Ridge Ethanol Plant
Lester, Iowa
Dear Mr. Stroup:
On August 2, 2006 a preliminary proposal was approved regarding survey services for the above project (copy attached). The proposal gave a range of estimated fees for both the design topographic survey and the land survey. The fee range given was based on previous experience which typically included 100 acres +/- of farm ground. The Buffalo Ridge site (attached) is considerably larger with 218 acres +/- of which significant portions appear to be wet and not farmed. In addition, the typical land survey for past sites dealt with one to two landowners. This site appears to involve six landowners.
The above stated conditions significantly increase the manpower required to complete the surveys. Based on the conditions at the actual site, the following fee schedule is proposed:

Design Survey	$25,000
Land Survey	$20,000
As indicated in the original proposal, Yaggy Colby Associates proposed to perform the required scope of work on an hourly rate basis. Should the actual effort be lower than anticipated, the final project fee will obviously be lower.
The conditions of the original proposal apply to this amendment.
Please sign below to acknowledge receipt and approval of the above amendment. Under good faith and previous relationship with Fagen, Inc., work will continue to maintain the project schedule. Please sign, date and return as soon as possible.
YAGGY
COLBY
ASSOCIATES
ENGINEERS
ARCHITECTS
LANDSCAPE
ARCHITECTS
SURVEYORS
PLANNERS
Mason City
Office:
215 North Adams
Mason City, IA
50401
641-424-6344
641-424-0351
Fax
Rochester Office:
507-288-6464
Mpls/St. Paul
Office:
651-437-2909
Delafield Office:
262-646-6855

Mr. Kevin Stroup
Stoneberg, Giles and Stroup, PA
September 6, 2006

Feel free to call with any questions.
Sincerely,
YAGGY COLBY ASSOCIATES
/s/ Thomas K. Madden
Thomas K. Madden, PE

Project Engineer
enclosure
TKM/jmw
9773/contractamendment.doc

cc:	Matt Sederstrom, Fagen Inc., 501 West Highway 212, P.O. Box
159, Granite Falls, Minnesota 56241
AUTHORIZATION
I hereby authorize Yaggy Colby Associates to proceed with the work.

/s/ David Kolsrud	10-31-06

Authorized Signature	Date